UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2011

Strategic Diagnostics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-68440	56-1581761
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Pencader Drive Newark, DE		19702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(302) 456-6789

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

On May 17, 2011, at the Registrant’s Annual Meeting of Stockholders (the “Meeting”), the Company’s stockholders approved an amendment to the Registrant’s 2000 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 6,000,000 to 8,000,000.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2011, the Registrant held the Meeting.  At the meeting, the stockholders voted on (1) the election of four directors, (2) an amendment to the Registrant’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock thereunder from 35,000,000 to 50,000,000, (3) an amendment to the Registrant’s 2000 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 6,000,000 to 8,000,000 and (4) the ratification of the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for 2011.  The voting results on these proposals were as follows:

Proposal 1.  Election of four directors to hold office until 2013.

Nominee	Votes For	Withheld	Broker Non-Votes
Steven R. Becker	11,357,996	63,505	7,082,732
Thomas A. Bologna.	11,317,496	104,005	7,082,732
Francis M. DiNuzzo	11,366,196	55,305	7,082,732
David M. Wurzer	11,318,096	103,405	7,082,732

Proposal 2.  Amendment to the Registrant’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock thereunder from 35,000,000 to 50,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,739,026	1,568,679	196,528	--

Proposal 3.  Amendment to the Registrant’s 2000 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 6,000,000 to 8,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,914,393	2,352,855	154,253	--

Proposal 4.  Ratification of the appointment of KPMG LLP as the Registrant's independent registered public accounting firm for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,443,892	9,371	50,970	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Diagnostics Inc.

May 18, 2011	By:	/s/ Kevin J. Bratton
Name: Kevin J. Bratton
Title: Chief Financial Officer